UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 29, 2008

CONSOLIDATED CAPITAL GROWTH FUND

(Exact name of Registrant as specified in its charter)

            California                0-8639                  94-2382571

      (State or other jurisdiction (Commission            (I.R.S. Employer

           of incorporation)        File Number)        Identification Number)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets.

Consolidated Capital Growth Fund, a California limited partnership (the “Partnership”), owned The Lakes Apartments (“The Lakes”), a 600-unit apartment complex located in Raleigh, North Carolina.  On December 29, 2008, the Partnership sold The Lakes to a third party, The Embassy Group LLC, a New York limited liability company, for a total sales price of $24,425,000. The Lakes was the Partnership’s last remaining investment property.

In accordance with the terms of the Partnership’s partnership agreement, the Partnership’s general partner is currently evaluating the cash requirements of the Partnership to determine what portion of the sales proceeds will be available to distribute to the Partnership’s partners.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

    The following exhibit is filed with this report:

10.50       Second Amendment of Purchase and Sale Contract between Consolidated Capital Growth Fund, a California limited partnership, and TEG Lakes LLC, a North Carolina limited liability company, dated December 10, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED CAPITAL GROWTH FUND

By:  CONCAP EQUITIES, INC.

General Partner

By:  /s/Stephen B. Waters

Stephen B. Waters

Vice President

Date: January 5, 2009